EXHIBIT 10.26


                           M & F Worldwide Corp.
                            35 East 62nd Street
                          New York, New York 10021


                                                      December 21, 2001


Panavision Inc.
6219 De Soto Avenue
Woodland Hills, California

Gentlemen:

                  We refer to the letter, dated April 19, 2001 (the "M & F Worldwide Letter"), from M & F Worldwide to Panavision, pursuant to which M & F Worldwide agreed to make available to Panavision the Investment Contribution Amount, as required from time to time by Panavision to make payments of principal or interest under its credit facility or senior subordinated notes, but in any event no later than December 31, 2001. Pursuant to this letter, the M & F Worldwide Letter is being modified as set forth below.

                  Capitalized terms used but not defined herein shall have the meanings given to them in the M & F Worldwide Letter.

                  M & F Worldwide will, or will cause a wholly-owned subsidiary (a "M & F Worldwide Sub") to, deliver to Panavision an aggregate of $24,525,000 principal amount of 9 5/8% Senior Subordinated Discount Notes Due 2006 of Panavision (the "Notes") in exchange for 1,381,690 shares of Series A Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share, of Panavision having the terms set forth in the term sheet attached hereto (the Series A Preferred Stock"). The delivery of the Notes by M & F Worldwide to Panavision and the issuance of the Series A Preferred Stock to M & F Worldwide shall be in satisfaction of M & F Worldwide's obligations under the M & F Worldwide Letter.

                  In connection with the transactions contemplated by this letter, M & F Worldwide represents and warrants that:

                  1. M & F Worldwide is a corporation duly organized, validly existing and in good standing under the laws of Delaware;


                  2. None of the execution and delivery of this letter, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by M & F Worldwide shall conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of M & F Worldwide, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which M & F Worldwide is a party or by which M & F Worldwide or any of its property is bound or to which it is subject;

                  3. M & F Worldwide has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this letter and the execution, delivery and performance by M & F Worldwide of this letter has been duly authorized;

                  4. This letter has been duly and validly executed and delivered by M & F Worldwide and constitutes the legal, valid and binding obligation of M & F Worldwide, enforceable against M & F Worldwide in accordance with its terms, except as such enforceability may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  5. The transfer of the Notes will effectively vest in Panavision good, valid and marketable title to the Notes, free and clear of all Encumbrances whatsoever, except for any Encumbrances arising under the Securities Act of 1933 or state securities laws. As used in this letter, the term "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

                  IN WITNESS WHEREOF, the undersigned, being a duly elected officer of M & F Worldwide, has executed this letter as of the date first written above.




                                          M & F WORLDWIDE CORP.



                                          By:  /s/ Howard Gittis
                                               ___________________________
                                          Name:  Howard Gittis
                                          Title: Chairman of the Board of
                                                 Directors, President and Chief
                                                 Executive Officer

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                              Preferred Stock

Issuer.........................    Panavision Inc. (the "Company").

Security.......................    1,381,690 shares of newly-issued Series A Non-Cumulative
                                   Perpetual Participating Preferred Stock (the "Preferred
                                   Stock").

Liquidation Preference.........    Per share liquidation preference of $1.00 plus declared
                                   and unpaid dividends.

Mandatory Redemption...........    None.

Optional Redemption............    None.

Dividends......................    Non-cumulative dividends at a rate of $.05 per share of
                                   Preferred Stock per annum (the "stated dividend"),
                                   payable, if declared, quarterly on each March 31, June 30,
                                   September 30 and December 31, when, as and if declared by
                                   the Board of Directors, prior to the payment of any
                                   dividends in respect of such quarter on junior
                                   securities.  Dividends may not be paid or set aside for
                                   payment on any junior securities for any quarter unless
                                   the full stated dividend shall have been or
                                   contemporaneously is declared and paid or set aside for
                                   payment on the Preferred Stock.  In addition to the stated
                                   dividend, the Preferred Stock will also participate pro
                                   rata on a share-for-share basis with the common stock, par value $.01 per share, of the Company ("Common Stock") with respect to any dividends declared or paid on the Common
                                   Stock.

Conversion Rights..............    None.

Ranking........................    The Preferred Stock will rank, with respect to dividend
                                   rights and rights upon liquidation, winding up or
                                   dissolution, senior to the Company's Common Stock and any
                                   other series of preferred stock, except that the Preferred
                                   Stock will rank on parity with any other series or class
                                   of preferred stock that may hereafter be created with the
                                   approval of the holders of Preferred Stock, as set forth
                                   below.

Voting Rights..................    One vote per share.  The Preferred Stock will vote as a
                                   single class with the Common Stock, except as set forth
                                   below or as provided by applicable law.  Without the
                                   affirmative vote of a majority of the Preferred Stock, the
                                   Company will not (i) amend the Certificate of
                                   Incorporation or Bylaws in a manner that adversely affects the rights, preferences and privileges of the Preferred
                                   Stock, (ii) take any action requiring a vote of
                                   stockholders of the Company that adversely affects the
                                   rights, preferences and privileges of the Preferred Stock, or (iii) issue any other series or class of equity
                                   securities ranking on a parity with, or senior to, the
                                   Preferred Stock.

Merger, Consolidation and
Sale of Assets.................    The Company may not consolidate or merge with, or sell,
                                   assign, transfer, lease, convey or otherwise dispose of
                                   all or substantially all of its assets (each such
                                   transaction is referred to as a "Fundamental Transaction")
                                   to any person unless (x) in the case of a consolidation or merger, the Company is the surviving entity and the
                                   Preferred Stock remains outstanding following such
                                   transaction or (y) if the Company is not the surviving
                                   entity, in the case of a consolidation or merger, or is
                                   the transferor of all or substantially all of its assets,
                                   the transferee of assets or the surviving entity, as the
                                   case may be, assumes the obligation to exchange the
                                   Preferred Stock for securities of such surviving entity or the Company, as the case may be, having the same or more
                                   favorable rights, powers and preferences than the
                                   Preferred Stock had immediately prior to such transaction;
                                   provided that in the event that the Company undertakes a
                                   Fundamental Transaction which does not result in the
                                   holders of the Company's outstanding securities
                                   immediately prior to such transaction  holding more than
                                   50% of (i) the voting power of the surviving entity in
                                   such Fundamental Transaction or (ii) if the surviving
                                   entity resulting from such Fundamental Transaction has an
                                   ultimate parent which is a public company, the voting
                                   power of such ultimate parent, then the holders of the
                                   Preferred Stock may elect, at their option, to receive
                                   either (A) an amount in cash at least equal to the
                                   Liquidation Preference of the Preferred Stock plus
                                   declared but unpaid dividends or (B) an amount, in the
                                   form of cash, securities or other property, equal to the
                                   amount (and in the form) of the cash, securities or other
                                   property to be received by each holder of Common Stock for each share of Common Stock held by such holder in
                                   connection with such Fundamental Transaction.

Transfer Restrictions..........    None.

Registration Rights............    Upon the issuance of the Preferred Stock, the Company will amend the existing registration rights agreement between
                                   the Company and M&F Worldwide Corp. to provide for
                                   unlimited demand and piggyback registration rights with
                                   respect to the Preferred Stock, at the Company's expense,
                                   in each case subject to customary cutbacks and blackout
                                   periods.
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